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                                                                     EXHIBIT 8.2








                                  July __, 1997



VIA FEDEX DELIVERY


AURUM SOFTWARE, INC.
3385 Scott Boulevard
Santa Clara, California 95054

Attention: Board of Directors

            Re: Exhibit Tax Opinion for the Registration Statement Filed in Connection With the Merger Transaction Involving Aurum Software, Inc. and Baan Company, N.V.

Ladies and Gentlemen:

            We have been requested to render this opinion concerning certain matters of United States federal income tax law in connection with the proposed merger (the "MERGER") involving Aurum Software, Inc. a corporation organized and existing under the laws of the State of Delaware ("AURUM"), Baan Company N.V., a corporation organized and existing under the laws of the Netherlands ("BAAN"), and Green Software Acquisition Corporation, a direct wholly-owned subsidiary of BAAN, organized and existing under the laws of the State of Delaware ("MERGER SUB"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Registration Statement and the filing of the related Proxy Statement filed on July ____, 1997, and Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "REGISTRATION STATEMENT"). Our opinion has been requested solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission with respect to the Merger.

            The Merger is structured as a statutory merger of MERGER SUB with and into AURUM, with AURUM surviving the merger and becoming a wholly-owned subsidiary of BAAN, all pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Reorganization by and among AURUM, BAAN and MERGER SUB, dated as of May 13, 1997, and exhibits thereto (collectively, the "AGREEMENT") and the related Agreement of Merger (collectively, the "MERGER AGREEMENTS"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Merger Agreements.

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                                                             EXHIBIT TAX OPINION



All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "CODE").

            We have acted as legal counsel to AURUM in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

            1. The Registration Statement (specifically including all exhibits thereto);

            2.  The Merger Agreements;

            3. An opinion of counsel received by BAAN from Wilson, Sonsini, Goodrich & Rosati, a professional corporation, substantially identical in substance to this opinion (the "WSG&R" Tax Opinion);

            4. An Officers' Tax Certificate of BAAN and MERGER SUB dated July ___, 1997, signed by an authorized officer of each of BAAN and MERGER SUB and delivered to us from BAAN and MERGER SUB and incorporated herein by reference; and

            5. An Officer's Tax Certificate of AURUM dated July ___, 1997, signed by an authorized officer of AURUM and delivered to us from AURUM and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit B.

            In addition, we have reviewed such other instruments and documents related to the formation, organization and operation of AURUM, BAAN and MERGER SUB or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

            In connection with rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

            a. Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

            b. Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification;

            c. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations;

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                                                             EXHIBIT TAX OPINION



            d. The Merger will be consummated pursuant to the Merger Agreements and will be effective under applicable state law;

            e. The Merger will be reported by Baan and Aurum on their respective United States federal income tax returns in a manner consistent with the opinion set forth below; and

            f.    The WSG&R Tax Opinion has been delivered and not withdrawn.

            Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, our opinion is that, if the Merger is consummated in accordance with the provisions of the Merger Agreements (and without any waiver, breach or amendment of any of the provisions thereof), the Merger of AURUM with and into MERGER SUB, with AURUM surviving the Merger, will qualify as a reorganization within the meaning of Section 368(a) of the Code, and that BAAN, MERGER SUB, and AURUM each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

            Our opinions set forth above are based on the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "SERVICE") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinions set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the United States federal income tax laws.

            Our opinion concerning certain of the United States federal tax consequences of the Merger are limited to the specific United States federal tax consequence presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the United States federal income tax attributes of AURUM, BAAN or MERGER SUB; (ii) any transaction in which AURUM Common Stock is acquired or BAAN Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of AURUM Common Stock; (iv) the effects of the Merger and BAAN'S assumption of outstanding options to acquire AURUM stock on the holders of such options under any AURUM employee stock option or stock purchase plan, respectively; (v) the effects of the Merger on any AURUM stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of Section 280G of the Code; (vii) the application of the collapsible corporation provisions of Section 341 of the Code to AURUM, BAAN or MERGER SUB as a result of the Merger; and (viii) the application of the outbound stock transfer rules of Section 367 of the Code to the shareholders of AURUM as a result of the Merger.


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                                                             EXHIBIT TAX OPINION




      No ruling has been or will be requested from the Service concerning the United States federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing United States federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

            This opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears.




                                    Very truly yours,



                                    --------------------------
                                    FENWICK & WEST LLP
                                    A LIMITED LIABILITY PARTNERSHIP INCLUDING
                                    PROFESSIONAL CORPORATIONS



Exhibits:

      Exhibit A -- An Officers' Tax Certificate of Baan Company, N.V. and Green Software Acquisition Corporation, dated July ___, 1997, and signed by authorized officers of Baan Company, N.V. and Green Software Acquisition Corporation.

      Exhibit B -- An Officer's Tax Certificate of Aurum Software, Inc., dated June __, 1997, and signed by an authorized officer of Aurum Software, Inc.




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